Exhibit 10.6

Severance Provisions of Employment Agreement with Martin G. King (effective May 1, 2020).

Martin G. King will be entitled to the following severance provisions if his employment is terminated without Cause:

-  Mr. King will receive a lump sum cash payment determined based on his years of service, equivalent to 18 months of his base salary, plus his prorated incentive compensation award;
-  Mr. King’s restricted share units will vest fully, and his performance share units will vest as scheduled and certified by the Compensation and Leadership Development Committee of the Board of Directors of the Company; and
-  Mr. King will receive a lump sum cash payment equivalent to 18 months of his base salary upon compliance with a 24-month non-competition period following the termination date.

Any severance under this agreement is subject to the Company’s clawback policy.
Cause is defined in the Philip Morris International Inc. 2017 Performance Incentive Plan, filed with the U.S. Securities and Exchange Commission on March 23, 2017 as Exhibit B to the proxy statement.